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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 29 (File No. 33-22821) under the Securities Act of 1933 and Post-Effective Amendment No. 30 (File No. 811-5601) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of SEI Institutional International Trust (the "Trust") consisting of the International Equity Fund, Emerging Markets Equity Fund, International Fixed Income Fund and Emerging Markets Debt Fund (collectively the "Portfolios"), of our report for the Trust, dated November 12, 1999, on our audits of the financial statements and financial highlights of the Portfolios of the Trust as of September 30, 1999 and for the respective periods then ended, which report is included in the Annual Reports to Shareholders. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the captions "Experts" and "Financial Statements" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers, LLP

2400 Eleven Penn Center
Philadelphia, PA
January 25, 2000